UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

RADISYS CORPORATION
(Exact name of registrant specified in its charter)

Oregon	0-26844	93-0945232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5435 NE Dawson Creek Drive, Hillsboro, Oregon	97124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone, including area code: (503) 615-1100

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2014, Radisys Corporation (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement with Needham & Company, LLC, as the sole book-running manager, and D.A. Davidson as the co-manager (the “Underwriters”), which provides for the issuance and sale in an underwritten public offering (the “Offering”) by the Company and the purchase by the Underwriters of 5,700,000 shares of our common stock, no par value per share. The shares in the Offering were sold at a public offering price of $3.40 per share, and were purchased by the Underwriters from us at a price of $3.196 per share. We have also granted the Underwriters an option to purchase up to 855,000 additional shares of our common stock on the same terms and conditions to cover over-allotments, if any. The net offering proceeds to the Company from the sale of the shares are expected to be approximately $17.9 million, after deducting underwriting discounts and commissions and other estimated offering expenses, but excluding any exercise of the underwriters’ over-allotment option.
The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-191229) and the prospectus dated October 16, 2013 included in such registration statement, as supplemented by a preliminary prospectus supplement dated March 19, 2014 and a final prospectus supplement dated March 20, 2014.

The offering is expected to close on or about March 25, 2014, subject to customary closing conditions.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the registration statement and prospectus supplements for a complete understanding of the terms and conditions associated with the Offering.
This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Stoel Rives LLP relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 hereto.
On March 20, 2014, the company announced the pricing of the Offering. A copy of the press release is respectively attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of March 20, 2014
5.1	Opinion of Stoel Rives LLP
99.1	Press release, dated as of March 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	March 20, 2014	By:	/s/ Allen Muhich
		Name:	Allen Muhich
		Title:	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of March 20, 2014
5.1	Opinion of Stoel Rives LLP
99.1	Press release, dated as of March 20, 2014